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                                                                    Exhibit 10.8

                             EMPLOYMENT AGREEMENT


DATE:     May 1, 1997

PARTIES:  Real Information Systems, Inc., a Colorado corporation (the "Company")

          Robert N. Helmick, a resident of Colorado              ("Employee")

RECITAL:

     The Company is engaged in the business of online web production, online education and online training business. The Company desires to employ and retain the unique experience, abilities, and services of Employee as President and Chief Executive Officer, of the Company's office in Denver, Colorado.

AGREEMENT:

     The parties agree as follows:

SECTION 1.  EMPLOYMENT

     1.1 TERM. The Company agrees to employ Employee as its "President and Chief Executive Officer" for a term commencing on May 1, 1997, and terminating on December 31, 2000 (the "INITIAL TERM"), or until termination in accordance with Section 5. The term of employment shall be renewed automatically for successive periods of one (1) year each (a "RENEWAL TERM") after the expiration of the Initial Term and any subsequent Renewal Term, unless the Company provides the Employee, or the Employee provides the Company, with written notice to the contrary at least thirty (30) days prior to the end of the Initial Term or any Renewal Term.

     1.2 DUTIES. Employee accepts employment with the Company on the terms and conditions set forth in this Agreement, and agrees to devote his full time and attention (reasonable periods of illness excepted) to the performance of his duties under this Agreement. In general, such duties shall consist of administration of the day to day operations of the Company's online web production, online education and online training business, and act as liaison between the Company and the Company's vendors. Employee shall perform such specific duties and shall exercise such specific authority as may be assigned to Employee from time to time by the President of the Company. In performing such duties, Employee shall be subject to the direction and control of the President of the Company. Employee further agrees that in all aspects of such employment, Employee shall comply with the policies, standards, and regulations of the Company established from time to time, and shall perform his duties faithfully, intelligently, to the best of his ability, and in the best interest of the Company. The devotion of reasonable periods of time by Employee for personal purposes or charitable activities shall not be deemed a breach of this Agreement, provided that such purposes or activities do not materially interfere with the services required to be rendered to or on behalf of the Company; however, any outside business activities that are not first submitted in writing to the President of the Company, and approved by the President shall be deemed a breach of this Agreement.
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SECTION 2.  COVENANT NOT TO COMPETE; CONFIDENTIALITY

     2.1 NONCOMPETITION. During the term of this Agreement and for a period of 12 months after the termination of employment with the Company for any reason, Employee shall not, within the United States, directly or indirectly, (1) own (as a proprietor, partner, stockholder, or otherwise) an interest in, or (2) participate (as an officer, director, or in any other capacity) in the management, operation, or control of, or (3) perform services as or act in the capacity of an employee, independent contractor, consultant, or agent of any enterprise engaged, directly or indirectly, in the online web production, online education and online training business or in competition with any other business conducted by the Company except with the prior written consent of the Company; provided, however, that, for online web production business that is unrelated to online education, including distance learning, the prohibition shall be the term of this Agreement and for a period of 6 months after the termination of employment with the Company for any reason, or, (4) directly or indirectly, contact, solicit or direct any person, firm, or corporation to contact or solicit, any of the Company's customers, prospective customers, or business brokers for the purpose of selling or attempting to sell, any products and/or services that are the same as or similar to the products and services provided by the Company to its customers during the term hereof. In addition, the Employee will not disclose the identity of any such business brokers, customers, or prospective customers, or any part thereof, to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever; and solicit or accept if offered to him, with or without solicitation, on his own behalf or on behalf of any other person, the services of any person who is an employee of the Company, nor solicit any of the Company's employees to terminate employment with the Company, nor agree to hire any employee of the Company into employment with himself or any company, individual or other entity.

     2.2 CONFIDENTIALITY. Employee acknowledges and agrees that all product specifications, product planning information, lists of the Company's customers and suppliers, financial information, and other Company data related to its business ("Confidential Information") are valuable assets of the Company.
Except for information that is a matter of public record, Employee shall not, during the term of this Agreement or after the termination of employment with the Company, disclose any Confidential Information to any person or use any Confidential Information for the benefit of Employee or any other person, except with the prior written consent of the Company.

     2.3 IDEAS, INVENTIONS. The Employee recognizes and agrees that all ideas, inventions, enhancements, plans, writings, and other developments or improvements (the "INVENTIONS") conceived by the Employee, alone or with others, during the term of his or her employment, whether or not during working hours, that are within the scope of the Company's business operations or that relate to any of the Company's work or projects, are the sole and exclusive property of the Company. The Employee further agrees that (1) he will promptly disclose all Inventions to the Company and hereby assigns to the Company all present and future rights he has or may have in those Inventions, including without limitation those relating to patent, copyright, trademark or trade secrets; and
(2) all of the Inventions eligible under the copyright laws are "work made for hire." At the request of and without charge to the Company, the Employee will do all things deemed by the Company to be reasonably necessary to perfect title to the Inventions in the Company and to assist in obtaining for the Company such patents, copyrights or other protection as may be provided under law and desired by the Company, including but not limited to executing and signing any and all relevant applications, assignments
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or other instruments. Notwithstanding the foregoing, the Company hereby notifies the Employee that the provisions of this Section 2.3 shall not apply to any Inventions for which no equipment, supplies, facility or trade secret information of the Company was used and which were developed entirely on the Employee's own time, unless (1) the Invention relates (i) to the business of the Company, or (ii) to actual or demonstrably anticipated research or development of the Company, or (2) the Invention results from any work performed by the Employee for the Company.

     2.4 RETURN OF DOCUMENTS. Employee acknowledges and agrees that all originals and copies of records, reports, documents, lists, plans, drawings, memoranda, notes, and other documentation related to the business of the Company or containing any Confidential Information shall be the sole and exclusive property of the Company, and shall be returned to the Company upon the termination of employment with the Company or upon the written request of the Company.

     2.5 INJUNCTION. Employee agrees that it would be difficult to measure damage to the Company from any breach by Employee of Section 2.1, 2.2, or 2.3 and that monetary damages would be an inadequate remedy for any such breach. Accordingly, Employee agrees that if Employee shall breach or take steps preliminary to breaching Section 2.1, 2.2, or 2.3, the Company shall be entitled, in addition to all other remedies it may have at law or in equity, to an injunction or other appropriate orders to restrain any such breach, without showing or proving any actual damage sustained by the Company.

     2.6 NO RELEASE. Employee agrees that the termination of employment with the Company or the expiration of the term of this Agreement shall not release Employee from any obligations under Section 2.1, 2.2, 2.3, 2.4 or 2.5.

SECTION 3.  COMPENSATION

     3.1 BASE COMPENSATION; BONUS COMPENSATION. In consideration of all services to be rendered by Employee to the Company, the Company shall pay to Employee compensation as described on Schedule A of this Agreement.

     3.2 OTHER BENEFITS. The Company shall provide to Employee the substantially similar benefits that the Company provides to all other employees of the Company.

SECTION 4.  EXPENSES

     Employee shall be entitled to reimbursement from the Company for reasonable expenses necessarily incurred by Employee in the performance of Employee's duties under this Agreement, upon presentation of vouchers indicating in detail the amount and business purpose of each such expense and upon compliance with the Company's reimbursement policies established from time to time.

SECTION 5.  TERMINATION

     5.1 TERMINATION BY PRIOR NOTICE. At any time after December 31, 2000, the employment of Employee by the Company may be terminated by either the Company or Employee upon the giving of 20 days' prior written notice to the other party. This Agreement
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may be terminated at any time upon the mutual written agreement of the Company and Employee.

     5.2 IMMEDIATE TERMINATION. The employment of Employee by the Company may be terminated immediately in the sole discretion of the Board of Directors of the Company upon the occurrence of any one of the following events:

          5.2.1 After receiving written notice of conduct which is in violation of policies, standards, and regulations of the Company as established from time to time and reasonable period of time to correct the conduct, the Employee willfully and continuously fails or refuses to comply, in a material manner, with the policies, standards, and regulations of the Company;

          5.2.2 Employee engages in fraud, dishonesty, or any other act of material misconduct in the performance of Employee's duties on behalf of the Company;

          5.2.3 Employee fails to perform any material provision of this Agreement to be performed by Employee, provided however, that if such breach can be cured, the Employee will receive reasonable, written notice of breach and opportunity to cure such breach;

SECTION 6.  VACATION; ILLNESS

     Subject to the prior approval by the Vice President of the Company, Employee shall be entitled to one or more vacations, personal leave, and sick days totaling 14 working days in each calendar year. Up to 5 days of unused vacation, personal leave, and sick days time remaining at the end of any calendar year may be carried over to the next calendar year. Additional days shall reduce the compensation of Employee, and, unless such additional days are approved by the President or the Vice President of Operations, they shall be deemed a violation of policies, standards and regulations as described in
Section 5.2.1.

SECTION 7.  FACILITIES AND PERSONNEL

     Employee shall be provided a private office at the Company's executive headquarters. The Company shall provide all other facilities, supplies, and services as shall be required for the performance of Employee's duties under this Agreement.

SECTION 8.  REPRESENTATIONS AND WARRANTIES OF EMPLOYEE

     Employee represents and warrants to the Company that there is no employment contract or any other contractual obligation to which Employee is subject which prevents Employee from entering into this Agreement or from performing fully Employee's duties under this Agreement.
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SECTION 9.  MISCELLANEOUS PROVISIONS

          a. BINDING EFFECT. This Agreement shall be binding on and inure to the benefit of the parties and their heirs, personal representatives, successors, and assigns.

          b. NOTICES. Any notice, election, waiver, consent, acceptance or other communication required or permitted to be given under this Agreement shall be in writing and shall be hand delivered, transmitted via fax, or sent via nationally recognized third party delivery (such as Federal Express or UPS) for next day delivery, addressed to the parties as follows:

          If to Company:
          --------------

          Real Information Systems, Inc.
          9000 E. Chenango Ave.
          Greenwood Village, Colorado 80111
          Fax: 1-303-779-9233

          With a copy to:
          --------------
          John V. Helmick
          General Counsel
          10271 Mica Way
          Parker, CO 80134
          Fax 1-303-841-8043

          If to Employee:
          ---------------
          Robert N. Helmick
          9000 E. Chenango Ave.
          Greenwood Village, CO 80111

Any notice or other communication shall be deemed to be given at the date the notice is hand delivered to the individual, the date the notice is sent via fax, or the date following the date of deposit with any nationally recognized third party delivery (such as Federal Express or UPS) for next day delivery to the addressee. The addresses to which notices or other communications shall be sent may be changed from time to time by giving written notice to the other party as provided in this Paragraph.

          c. AMENDMENTS. This Agreement may be amended only by an instrument in writing executed by all the parties.

          d. ENTIRE AGREEMENT. This Agreement (including the schedules) sets forth the entire understanding of the parties with respect to the subject matter of this Agreement and supersedes any and all prior understandings and agreements, whether written or oral, between the parties with respect to such subject matter.

          e. COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Fax signatures shall have the same effect as an original signature.
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          f.   SEVERABILITY.  If any provision of this Agreement shall be invalid or unenforceable in any respect for any reason, the validity and enforceability of any such provision in any other respect and of the remaining provisions of this Agreement shall not be in any way impaired; provided, however, that the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute for each invalid provision or unenforceable provision in light of the tenor of this Agreement and, upon so agreeing, shall incorporate such substitute provision into this Agreement.

          g. WAIVER. A provision of this Agreement may be waived only by a written instrument executed by the party waiving compliance. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. Failure to enforce any provision of this Agreement shall not operate as a waiver of such provision or any other provision.

          h. FURTHER ASSURANCES. From time to time, each of the parties shall execute, acknowledge, and deliver any instruments or documents necessary to carry out the purposes of this Agreement.

          i. NO THIRD-PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended to confer on any person, other than the parties to this Agreement, any right or remedy of any nature whatsoever.

          j. EXPENSES. Except as otherwise provided herein, each party shall bear its own expenses in connection with this Agreement and the transactions contemplated by this Agreement.

          k. EXHIBITS. The exhibits and schedules referenced in this Agreement are a part of this Agreement as if fully set forth in this Agreement.

          l. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of Colorado.

          m.   ARBITRATION.

               (1) Any controversy or claim arising out of or relating to this Agreement, including, without limitation, the making, performance, or interpretation of this Agreement, shall be settled by arbitration.

               (2) The parties may chose an arbitrator and rules of arbitration by mutual agreement. Unless the parties agree otherwise, the arbitration shall be conducted in Denver, Colorado in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held before a single arbitrator (unless otherwise agreed by the parties). The arbitrator shall be chosen from a panel of attorneys knowledgeable in the field of business law in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award of the arbitrator may be entered in any court having jurisdiction thereof and any party to the arbitration may, if it so elects, institute proceedings in any court having jurisdiction for the specific performance of any such award. The powers of the arbitrator shall include the granting of injunctive relief. If the arbitration is commenced, the parties agree to permit reasonable discovery proceedings as
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determined by the arbitrator, including production of material documents, accounting of sources and uses of funds, interrogatories and the deposition of each party and any witness proposed by either party.

               (3) The parties agree that the arbitrator shall have no jurisdiction to consider evidence with respect to or render an award or judgment for punitive damages (or any other amount awarded for the purpose of imposing a penalty), incidental or consequential damages.

               (4) The arbitrator shall award all costs of the arbitration, including arbitrator's fees, arbitration filing fees, travel costs of witnesses, costs of depositions and reasonable attorney fees to the substantially prevailing party.

               (5) The arbitrator shall determine a schedule for the arbitration proceedings such that a final determination of the matter submitted to the arbitrator can be rendered and delivered to the parties within 150 days following the date that a demand for arbitration is filed.

               (6) The parties agree that all facts and other information relating to any arbitration arising under this Agreement shall be kept confidential to the fullest extent permitted by law.

                              REAL INFORMATION SYSTEMS, INC.



                              By: /s/ Jonathan Dorbin
                                 ---------------------------------------
                                 Jonathan Dobrin, Vice President




                              /s/ Robert N. Helmick
                              ------------------------------------------
                              Robert N. Helmick, Individually



ATTACHMENTS: --  SCHEDULE A:  COMPENSATION
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                                  SCHEDULE A

                                 COMPENSATION

1. Employee has not received any compensation since the founding of the Company; therefore compensation for all services provided to the Company through May 31, 1997 shall be by discharge of the indebtedness of $130,050 incurred by Employee to purchase common stock of the Company on or about February 28, 1997.

2. For the period June 1, 1997 through July 31, 1998 compensation to the Employee shall be at the rate of $120,000 per year, payable on the Company's normal payroll dates.

3. Employee base compensation for the all periods after July 31, 1998, shall be at the rate as set by the Compensation Committee of the Company, payable on the Company's normal payroll dates.

4. Employee bonus compensation, in cash, Company stock, or other consideration may be provided to Employee as determined from time to time by the Board of Directors or the President of the Company; the Company has no requirement to provide Employee with bonus compensation of any type.